Exhibit 8(j)(9)

Amendment No. 2 to Participation Agreement (Columbia)

AMENDMENT No. 2

TO

PARTICIPATION AGREEMENT

Amendment No. 2 dated as of June 1, 2015 to the Participation Agreement (the “Agreement”), dated as of April 1, 2011, between TRANSAMERICA LIFE INSURANCE COMPANY; TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY; TRANSAMERICA PREMIER LIFE INSURANCE COMPANY (each as the “Insurance Company”), on its own behalf and on behalf of its separate accounts (the “Accounts”); COLUMBIA FUNDS VARIABLE SERIES TRUST II (the “Fund”); COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC (the “Adviser”); and COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC. (the “Distributor”).

WHEREAS, the parties executed an amendment dated March 1, 2012, to add Confidential Information complying with Massachusetts privacy laws that shall hereafter be referred to as Amendment Number 1 to the Participation Agreement.

WHEREAS, Monumental Life Insurance Company has changed its name to Transamerica Premier Life Insurance Company effective on or about July 31, 2014; and

WHEREAS, Transamerica Advisors Life Insurance Company of New York has merged into Transamerica Financial Life Insurance Company effective on or about July 1, 2014; and

WHEREAS, the parties to the Agreement wish to join Transamerica Advisors Life Insurance Company (“TALIC”) as an additional party to the Agreement, and TALIC wishes to be so joined, as provided herein;

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.

TALIC is hereby joined as a party to the Agreement as an additional “Insurance Company”, as such term is defined in the Agreement, and shall have all of the rights and obligations of an Insurance Company as set forth in the Agreement.

2.	The existing 7th Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, Insurance Company has issued and plans to continue to issue certain variable life insurance policies and/or variable annuity contracts supported wholly or partially by the Accounts (the “Contracts”), and the Contracts are listed on Schedule A attached hereto and incorporated herein by reference, as such schedule may be revised or supplemented from time to time with notice to all parties; and”

3.	The existing 10th Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Portfolios listed on Schedule A attached hereto and incorporated herein by reference, as such schedule may be revised or supplemented from time to time with notice to all parties (the “Portfolios”), on behalf of the Accounts to fund the Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and”

4.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

5.	A new paragraph, numbered consecutively, is added to ARTICLE II. Representations and Warranties, as follows:

“2.20 In the event any Portfolio becomes a commodity pool operator (“CPO”) as defined under the Commodities Exchange Act (“CEA”), and the Adviser is required to register with the Commodity Futures Trading Commission (“CFTC”) as a CPO with respect to any Portfolio, Fund and Adviser each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.”

3. Termination of Duplicative Participation Agreements for Columbia Funds Variable Series Trust II. The parties agree that all other Fund Participation Agreements between the Insurance Company, the Fund and/or the Distributor or the Adviser are hereby terminated as of the effective date of this Amendment, including, without limitation, the agreements listed on Exhibit 1, attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: June 1, 2015

TRANSAMERICA LIFE INSURANCE COMPANY		TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ John Mallett	By:	/s/ John Mallett
Name:	John Mallett	Name:	John Mallett
Title:	Vice President	Title:	Vice President
Date:	6/22/15	Date:	6/22/15

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY		TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

By:	/s/ John Mallett	By:	/s/ John Mallett
Name:	John Mallett	Name:	John Mallett
Title:	Vice President	Title:	Vice President
Date:	6/22/15	Date:	6/22/15

COLUMBIA FUNDS VARIABLE SERIES TRUST II		COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Ryan Larrenaga	By:	/s/ Joseph Kringdon
Name:	Ryan Larrenaga	Name:	Joseph Kringdon
Title:	Vice President	Title:	Managing Director
Date:	6/29/15	Date:	6/26/15

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Joseph Kringdon
Name:	Joseph Kringdon
Title:	Managing Director
Date:	6/26/15

SCHEDULE A

Revised June 1, 2015

SEPARATE ACCOUNTS

Transamerica Life Insurance Company:

PFL Corporate Account One

Retirement Builder Variable Annuity Account

Separate Account VA-5

Transamerica Corporate Account Sixteen

Transamerica Separate Account R3

Transamerica Financial Life Insurance Company:

ML of New York Variable Annuity Separate Account A

Separate Account VA-5NLNY

TFLIC Separate Account C

TFLIC Separate Account VNY

Transamerica Premier Life Insurance Company:

Separate Account VA CC

Transamerica Advisors Life Insurance Company:

Merrill Lynch Life Variable Annuity Separate Account A

CONTRACTS

Transamerica Life Insurance Company:

Advantage R3

Advantage V

Advantage VI

Advantage X

Distinct AssetsSM Variable Annuity

Huntington Allstar Select

Premier Asset Builder Variable Annuity

Retirement Income BuilderSM IV

Transamerica Opportunity Builder Variable Annuity

Transamerica Preferred Advantage Variable Annuity

Transamerica Traditions Variable Annuity

Transamerica Financial Life Insurance Company:

Advisor’s EdgeSM Variable Annuity

Advisor’s EdgeSM NY Variable Annuity

Distinct AssetsSM Variable Annuity

Merrill Lynch Retirement PowerSM

Merrill Lynch Retirement OptimizerSM

Transamerica Premier Life Insurance Company:

Advisor’s EdgeSM Variable Annuity

Advisor’s Edge SelectSM Variable Annuity

Transamerica Advisors Life Insurance Company:

Merrill Lynch Retirement PowerSM

Merrill Lynch Retirement OptimizerSM

PORTFOLIOS

Transamerica Life Insurance Company – Class 1:

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Mid Cap Value Fund

Transamerica Financial Life Insurance Company – Class 1:

Columbia Variable Portfolio – Select Smaller-Cap Value Fund

Transamerica Premier Life Insurance Company – Class 2:

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Transamerica Advisors Life Insurance Company – Class 1:

Columbia Variable Portfolio – Select Smaller-Cap Value Fund

EXHIBIT 1

TERMINATED DUPLICATIVE AGREEMENTS

1. Participation Agreement dated April 3, 2000 among Merrill Lynch Life Insurance Company, Seligman Advisors, Inc. and Seligman Portfolios, Inc, as assigned pursuant to that certain Assignment and Assumption Agreement dated March 7, 2011 between [TALIC], the Adviser, Seligman Portfolios, Inc. and the Fund.

2. Participation Agreement dated April 3, 2000 among ML Life Insurance Company of New York, Seligman Advisors, Inc. and Seligman Portfolios, Inc, as assigned pursuant to that certain Assignment and Assumption Agreement dated March 7, 2011 between Transamerica Financial Life Insurance Company, the Adviser, Seligman Portfolios, Inc. and the Fund.

3. Participation Agreement dated December 8, 2000 among People’s Benefit Life Insurance Company, Seligman Advisors, Inc. and Seligman Portfolios, Inc, as assigned pursuant to that certain Assignment and Assumption Agreement dated March 7, 2011 between Monumental Life Insurance Company, the Adviser, Seligman Portfolios, Inc. and the Fund.